Exhibit 23.1(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-292565) on Form S-3 of our report dated February 26, 2026, with respect to the consolidated financial statements of Anteris Technologies Global Corp

/s/ KPMG

KPMG

Brisbane, Australia

February 26, 2026